UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

COLE CREDIT PROPERTY TRUST IV, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NOTICE REGARDING THE UPCOMING ANNUAL STOCKHOLDER MEETINGATTENTION STOCKHOLDER:
PLEASE VOTE TODAY!
THE ANNUAL MEETING OF YOUR COLE CAPITAL SPONSORED REIT IS FAST APPROACHING.
READ YOUR PROXY MATERIALS
1 Please refer to the proxy materials you previously received before you cast your vote. If you have any questions about the proxy statement or the annual stockholder meeting, please call your financial advisor or our proxy solicitor, Boston Financial Data Services, toll-free at 1.888.409.4185.
PLEASE VOTE USING ONE OF THE FOUR WAYS LISTED BELOW
Over the Internet Via Your Smart Phone
2 Open the web page: Scan the QR code and follow https://www.2voteproxy.com/colecapital the online instructions to cast your and follow the online instructions to vote. Your control number is located cast your vote. Your control number is on the proxy card. located on the proxy card you received.
OR
Via Telephone Complete the Proxy Card
For your convenience, you may cast and Return by Mail your vote by touch-tone On the proxy card, cast your vote on telephone. Please refer to the proxy the nominees for director, sign in black card for instructions and your control or blue ink, and date and return it in the number. postage-paid envelope provided. Please note, in the case of joint owners, all parties must sign.
If you vote by phone or the Internet, please DO NOT mail back the proxy card.
If you have any questions or need assistance in completing your proxy card, please call our proxy solicitor, Boston Financial Data Services, toll-free at 1.888.409.4185.
THANK YOU, YOUR VOTE IS VERY IMPORTANT!
3 We appreciate your participation and support.
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